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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   November 3, 1998
                                                    ----------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)

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
         Delaware                         0-6533                      87-0277826
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(State or other jurisdiction of         (Commission       (I.R.S. Employer Identification No.)
  incorporation or organization)          File No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                                  02116
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(Address of principal executive offices)                             Zip Code
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Registrant's telephone number, including area code  (617)  425-0200
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Item 5.      Other Events.
             -------------

On November 3, 1998, Boston Life Sciences, Inc. announced that the Company had received a Notice of Issuance of its patent on the use of Troponin I to treat angiogenic diseases. The patent, assigned USP# 5,837,680 is due to issue on November 17, 1998. The Company believes that the issued claims are extremely extensive and cover the use of Troponin to treat solid tumors, eye diseases, atherosclerosis, hypertrophic scarring (including in the spinal cord), arthritis, and psoriasis, among others. The Company expects that the issuance of this patent will serve to further increase the interest of potential corporate partners since ultimate patent protection is always a concern of potential pharmaceutical partners.


On November 10, 1998, Boston Life Sciences, Inc. announced that its collaborating scientists had presented new findings regarding the regulation of axon growth in CNS nerve cells. These findings were presented on November 8, 1998 at the annual meeting of the Society for Neuroscience by Dr. Larry Benowitz and colleagues from the Children's Hospital and Harvard Medical School in Boston, and have just been published in The Journal of Biological Chemistry. The Company regards these findings as extremely important since they describe the intracellular pathway that may control axon growth in all nerve cells. The Company believes that its compound may have the unique ability to regenerate axons in the functionally important pyramidal tracts that descend along the entire length of the spinal cord. However, the Company cautioned that only clinical trials can determine whether these preliminary anatomic results will translate into functional recovery in humans.

On November 12, 1998, Boston Life Sciences, Inc. reported that results of its Phase III trial of its Rheumatoid Arthritis (RA) drug, Therafectin, were presented at the annual meeting of the American College of Rheumatology in San Diego, California on November 10, 1998. Highlighted in the ACR presentation were the statistically significant differences in favor of THERAFECTIN observed in the Paulus Criteria, the number of patients experiencing at least a 50% reduction in swollen joints, duration of morning stiffness, erythrocyte sedimentation rate, and the Clinical Health Assessment Questionnaire (CLINHAQ). The Company believes that if approved, Therafectin's outstanding safety profile established in clinical trials and off-protocol use by RA patients should enhance its appeal as a first line therapy. The Company also noted that at a projected annual cost of $1,200 per patient, Therafectin could occupy a useful position in the broad RA market. The Company cautioned that there can be no assurance that such approval will be forthcoming.


Item 7.      Exhibits.
             --------

     The following Exhibits are filed as part of this report on Form 8-K:

     99.1    Press Release, dated November 3, 1998.
     99.2    Press Release, dated November 10, 1998.
     99.3    Press Release, dated November 12, 1998.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                          BOSTON LIFE SCIENCES, INC.


Dated: November 12, 1998           By: /s/Joseph Hernon
                                       ----------------
                                       Joseph Hernon
                                       Chief Financial Officer

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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX
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Exhibit No.                                            Page(s)
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

99.1           Press Release, dated November 3, 1998      4
99.2           Press Release, dated November 10, 1998     5
99.3           Press Release, dated November 12, 1998     6

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